                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ]   Preliminary Proxy Statement
[   ]   Confidential, for Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))
[ x ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12


                           LAUREL CAPITAL GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[ X ]   No fee required.
[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)  Title of each class of securities to which transaction applies:

        (2)  Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)  Proposed maximum aggregate value of transaction:

        (5)  Total fee paid:

[   ]   Fee paid previously with preliminary materials.

[   ]   Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)  Amount Previously Paid:
        (2)  Form, Schedule or Registration No.:  ____________________
        (3)  Filing Party:  __________________________________________
        (4)  Dated Filed:  ___________________________________________

                           LAUREL CAPITAL GROUP, INC.
                              2724 HARTS RUN ROAD
                        ALLISON PARK, PENNSYLVANIA 15101
                                 (412) 487-7400

                            NOTICE OF ANNUAL MEETING

                        TO BE HELD ON NOVEMBER 13, 1997

         NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Laurel Capital Group, Inc. (the "Company") will be held at the Holiday Inn - Allegheny Valley, R.I.D.C. Park, 180 Gamma Drive, Pittsburgh, Pennsylvania 15238, on Thursday, November 13, 1997 at 10:30 a.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

         (1) To elect two directors for a term of three years or until their successors have been elected and qualified;

         (2) To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the year ending June 30, 1998; and

         (3) To transact such other business as may properly come before the meeting.

         Stockholders of record at the close of business on September 30, 1997 are entitled to notice of and to vote at the Annual Meeting.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ JOHN A. HOWARD, JR.
                                            ---------------------------
                                            John A. Howard, Jr.
                                            Secretary

Allison Park, Pennsylvania
October 10, 1997

================================================================================
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING.  IT IS IMPORTANT
THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN.  EVEN IF
YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE
REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE
THEREOF.
================================================================================

                           LAUREL CAPITAL GROUP, INC.

                                  -----------

                                PROXY STATEMENT

                                  -----------


                         ANNUAL MEETING OF STOCKHOLDERS


         This Proxy Statement is furnished to the holders of common stock of Laurel Capital Group, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors, to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Holiday Inn - Allegheny Valley, R.I.D.C. Park, 180 Gamma Drive, Pittsburgh, Pennsylvania 15238, on Thursday, November 13, 1997 at 10:30 a.m., Eastern Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting. This Proxy Statement is expected to be mailed to stockholders on or about October 10, 1997.

         Each proxy solicited hereby, if properly signed and returned to the Company, will be voted in accordance with the instructions contained therein if it is not revoked prior to its use. If no contrary instructions are given, each proxy received will be voted (i) for the election of the two nominees for director described herein, (ii) for the ratification of KPMG Peat Marwick LLP as the Company's independent auditors for the year ending June 30, 1998, and
(iii) upon such other matters as may properly come before the Annual Meeting in accordance with the best judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (John A. Howard, Jr., Secretary, Laurel Capital Group, Inc., 2724 Harts Run Road, Allison Park, Pennsylvania 15101), (ii) submitting a duly executed proxy bearing a later date, or (iii) by appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

         Laurel Capital Group, Inc. is a bank holding company and the parent holding company for Laurel Savings Bank (the "Bank"), a Pennsylvania-chartered stock savings bank. The Company owns 100% of the Bank's common stock.


                        VOTING SECURITIES AND BENEFICIAL
                               OWNERSHIP THEREOF

         Only stockholders of record at the close of business on September 30, 1997 ("Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 1,445,957 shares of common stock, $.01 par value per share (the "Common Stock"), of the Company outstanding. The Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting.

         Directors are elected by a plurality of the votes cast with a quorum present. A quorum consists of stockholders representing, either in person or by proxy, a majority of the outstanding Common Stock entitled to vote at the Annual Meeting. Abstentions are considered in determining the presence of a quorum and will not affect the plurality vote required for the election of directors. The affirmative vote of the holder of a majority of the total votes present in person or by proxy is required to ratify the appointment of the independent auditors. Under rules of the New York Stock Exchange, the proposal for ratification of the auditors is considered a "discretionary" item upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and for which there will not be "broker non-votes."

                       PRINCIPAL HOLDERS OF COMMON STOCK

         The following table sets forth information as of September 30, 1997 with respect to ownership of the Common Stock by the one entity which is known to the Company to be the beneficial owner of more than 5% of the Common Stock and by all directors and executive officers of the Company as a group. For information with respect to the beneficial ownership of Common Stock by individual directors, see "Information with Respect to Nominees for Director, Directors Whose Terms Continue and Executive Officers."

  Name and Address                                            Amount and Nature                        Percent
 of Beneficial Owner                                     of Beneficial Ownership(1)                  of Class(1)
 -------------------                                     --------------------------                  -----------
First Manhattan Company                                             142,712                               9.9%
437 Madison Avenue
New York, New York  10022

All directors and executive
officers as a group (10 persons)                                    188,646(2)                           13.1%

-------

(1) Based upon information provided by the respective beneficial owners and filings with the Securities and Exchange Commission ("SEC") made pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), and other information. The amounts and percentages reflect the stock splits declared and paid by the Company prior to the Voting Record Date. Beneficial ownership is direct except as otherwise indicated by footnote. In accordance with Rule 13d-3 of the Exchange Act, a person is deemed to be the beneficial owner of a security if he or she has or shares voting power or dispositive power with respect to such security or has the right to acquire such ownership within 60 days.

(2) Includes options covering 91,752 shares of Common Stock which are exercisable within 60 days of September 30, 1997. See "Information with Respect to Nominees for Director, Directors Whose Terms Continue and Executive Officers."


               INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
             DIRECTORS WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

         The Bylaws of the Company presently provide that the Board of Directors shall consist of seven members. The Company's Bylaws further provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually. There are no arrangements or understandings between the Company and any person pursuant to which such person has been elected a director. No director is related to any other director or any executive officer of the Company or the Bank by blood, marriage or adoption.

THE NOMINEES

         Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of all the nominees for director listed below. If any of the nominees should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for the replacement nominee recommended by the Board of Directors. As of the date hereof, the Board of Directors knows of no reason why the persons listed below may not be able to serve as a director if elected.

         Article 7.F. of the Company's Articles of Incorporation provides that, with respect to this Annual Meeting, stockholders may submit nominations for election to the Board of Directors to the Secretary of the Company so that it is delivered or received no later than the close of business on the 60th day prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders of the Company. Article 7.F. also sets forth the required information in such notice of nomination. No nominations were submitted by stockholders in connection with the Annual Meeting.

         Nominees for director will be elected by a plurality of the votes cast by the shares of Common Stock entitled to vote in the election at the Annual Meeting. Abstentions and broker non-votes will have no effect on the vote.


           NOMINEES FOR DIRECTOR FOR THREE-YEAR TERM EXPIRING IN 2000


                              POSITION WITH THE COMPANY                                             COMMON STOCK
                               AND PRINCIPAL OCCUPATION                                             BENEFICIALLY
                                 DURING THE PAST FIVE                     DIRECTOR                  OWNED AS OF
       NAME           AGE             YEARS(1)                              SINCE              SEPTEMBER 30, 1997(2)(3)
       ----           ---    --------------------------                   --------             ------------------------
                                                                                               AMOUNT      PERCENTAGE
                                                                                               ------      ----------
Harvey J. Haughton     84    Director; retired; previously Vice             1972              18,042          1.3%
                             President of Finance, Jones and Laughlin
                             Steel Corporation, Pittsburgh,
                             Pennsylvania.

Annette D. Ganassi     41    Director; President/                           1992              11,697             (4)
                             Owner of Annette
                             Ganassi Oldsmobile,
                             Pontiac, GMC Truck,
                             Glenshaw,
                             Pennsylvania.


                THE BOARD OF DIRECTORS RECOMMENDS THAT THE ABOVE
                       NOMINEES BE ELECTED AS DIRECTORS.

MEMBERS OF THE BOARD CONTINUING IN OFFICE

                      DIRECTORS WHOSE TERMS EXPIRE IN 1998

                             POSITION WITH THE COMPANY                                             COMMON STOCK
                              AND PRINCIPAL OCCUPATION                                             BENEFICIALLY
                                DURING THE PAST FIVE                          DIRECTOR             OWNED AS OF
       NAME           AGE             YEARS(1)                                  SINCE        SEPTEMBER 30, 1997(2)(3)
       ----           ---    -------------------------                        --------       ------------------------
                                                                                             AMOUNT      PERCENTAGE
                                                                                             ------      ----------
Richard J. Cessar     68     Chairman of the Board since 1996; retired;          1969        11,674       (4)(5)(7)
                             previously Pennsylvania State legislator.

Arthur G. Borland     67     Director; retired; previously Secretary,            1986        10,999       (4)(8)
                             Oberg Manufacturing Company, Inc., a
                             manufacturer of carbide stamping dyes,
                             Freeport, Pennsylvania.

                      DIRECTORS WHOSE TERMS EXPIRE IN 1999

                                   POSITION WITH THE COMPANY                                  COMMON STOCK
                                    AND PRINCIPAL OCCUPATION                                  BENEFICIALLY
                                      DURING THE PAST FIVE             DIRECTOR                OWNED AS OF
           NAME        AGE                  YEARS(1)                     SINCE           SEPTEMBER 30, 1997(2)(3)
           ----        ---          ------------------------           --------          ------------------------
                                                                                         AMOUNT        PERCENTAGE
                                                                                         ------        ----------
Richard S. Hamilton    52           Director; President of AAA of        1986           16,861            1.2%
                                    West Penn/West Virginia,
                                    Pittsburgh, Pennsylvania.

J. Harold Norris       71           Director, retired; previously        1967           13,125           (4)(5)
                                    Department Manager, Port
                                    Authority of Allegheny County,
                                    Pittsburgh, Pennsylvania.

Edwin R. Maus          55           Director; President and Chief        1989           59,901          4.1%(6)
                                    Executive Officer of the
                                    Company since 1992; President
                                    and Chief Executive Officer of
                                    the Bank since 1989; joined the
                                    Bank in 1987 as Vice President
                                    of Operations.

---------------

(1) Unless otherwise noted, each director has held his or her currently listed position for the last five years.

                    (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

--------------

(2) Based on information furnished by the respective individuals. Under applicable regulations, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(3) Under applicable regulations, a person is also deemed to have beneficial ownership of any shares which may be acquired within 60 days pursuant to the exercise of outstanding stock options. The amounts set forth in the table include shares which may be received upon exercise of stock options within 60 days of the Voting Record Date as follows: Mr. Maus, 34,983 shares; Ms. Ganassi, 4,861 shares; Mr. Hamilton 4,860 shares; Messrs. Borland and Cessar, 4,797 shares each and Messrs. Haughton and Norris, 3,860 shares each.

(4) Represents less than 1% of the Common Stock outstanding.

(5) Other than shares subject to options, the shares are owned jointly with the respective individual's spouse.

(6) Includes 18,563 shares owned jointly with Mr. Maus' spouse and 6,355 shares held in an IRA.

(7) Represents 1,036 shares held jointly with Mr. Cessar's spouse

(8) Includes 877 shares held jointly with Mr. Borland's children


EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         The following information is provided with respect to executive officers of the Company and/or the Bank who are not also directors. There are no arrangements or understandings between the Company or the Bank and any person pursuant to which a person has been elected as an officer.

         RICHARD P. BRUCKMAN - Mr. Bruckman joined the Bank in 1964, has served in various positions with the Bank, including branch manager, and served as Vice President of Finance of the Bank from 1982 until June 1992 when he assumed the position of Vice President-Controller.

         JOHN A. HOWARD, JR. - Mr. Howard joined the Bank in July 1992 as Chief Financial Officer, was appointed a Vice President in August 1992, a Senior Vice President in July 1994 and Corporate Secretary/Treasurer in August 1994. Mr. Howard presently serves in the same capacities for the Company. From 1985 until July 1992, Mr. Howard served in various positions with Community Bancorp, Inc. and its wholly owned subsidiary, Community Savings Bank, Monroeville, Pennsylvania, including Controller, Chief Financial Officer and Senior Vice President.

         BERNARD W. PRAZER - Mr. Prazer joined the Bank in May 1991 as Vice President of Lending. From December 1990 to May 1991, Mr. Prazer served as a consultant with Asset Strategy Group, New York, New York, a company which performs due diligence for the Resolution Trust Corporation. From 1989 to 1990, Mr. Prazer served as Vice President of Bauer Capital Management Corporation, Pittsburgh, Pennsylvania, a construction development company, and from 1979 to 1989 served in various positions with Atlantic Financial Federal, Pittsburgh, Pennsylvania including Vice President and Chief Regional Lending Officer for the Western Pennsylvania Region.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership with the SEC and the

National Association of Securities Dealers, Inc. ("NASD"). Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company knows of no person who owns 10% or more of the Common Stock.

         Based solely on review of the copies of such forms furnished to the Company, the Company believes that during fiscal 1997, all Section 16(a) filing requirements applicable to its officers and directors were complied with, thereby.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company meets on an as needed basis. Each member of the Board of Directors of the Company also serves as a trustee of the Bank. During the year ended June 30, 1997, the Board of Directors of the Company met thirteen times. No director attended fewer than 75% of the aggregate of the total number of Board meetings of the Company held during fiscal 1997 and the total number of meetings held by committees on which he or she served during the year. Directors of the Company did not receive any fees directly from the Company during fiscal 1997.

         The Executive Committee is authorized to exercise all the authority of the Board of Directors in the management of the Company between Board meetings except as otherwise provided in the Company's Bylaws. During fiscal 1997 the Executive Committee consisted of Messrs. Cessar, Maus, Haughton and Norris. The Executive Committee did not meet during the year ended June 30, 1997.

         The Audit Committee supervises the internal audit function, reviews with management and independent auditors the systems of internal controls and monitors the Company's adherence in accounting and financial reporting to generally accepted accounting principles. During fiscal 1997 the Audit Committee consisted of Messrs. Borland, Haughton and Ms. Ganassi. The Audit Committee met twice in fiscal 1997.

         The entire Board of Directors acts as the Nominating Committee. The Nominating Committee recommends persons to serve as directors in order to fill vacancies on the Board which may occur and makes nominations for directors to be elected by the stockholders of the Company. The Nominating Committee met in August, 1997. Although the Nominating Committee will consider nominees recommended by stockholders, it has not actively solicited recommendations for nominees from stockholders. If such stockholder nominations are properly made, ballots will be provided bearing the name of the stockholders' nominee or nominees at the Annual Meeting.

         The Personnel Committee establishes and monitors policies, practices and procedures relating to the compensation of, and incentive programs for, the Company's executive management and other employees. The Personnel Committee also reviews job performance of the Company's officers. During fiscal 1997 the Personnel Committee consisted of Messrs. Borland, Hamilton and Norris. The Personnel Committee met five times during fiscal 1997.

         The Board of Trustees of the Bank meets regularly each month and may have additional special meetings. During fiscal 1997, no director attended less than 75% of both the number of Board meetings and any meetings of committees thereof on which he or she served during the year. The Bank pays each trustee, other than Mr. Maus, $1,000 per month and the Chairman of the Board receives $1,300 per month. The Board of Trustees of the Bank has established various standing committees of the Board, including Audit Committee, Personnel Committee and Executive Committee, which perform substantially similar duties as the comparable committees of the Board of Directors of the Company.

PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The performance of both the Company and the Bank are evaluated along with the contributions as related to the job performance of each member of senior management. Such evaluation is the basis for determining compensation and benefits afforded senior management. Economic conditions, similar financial services data and peer group comparison surveys provide additional information to assist in the compensation review process.

         Employment contracts between Laurel Capital Group, Inc., Laurel Savings Bank and two senior management executives were amended in February, 1997 to extend their term for an additional one year period effective February 8, 1997.

         Net income for fiscal 1997 totaled $2.3 million while the combined assets of the Bank and the Company increased approximately 7.6%. As a result of this profitability and growth, the Personnel Committee increased the annual salary of Chief Executive Officer, Edwin R. Maus, by 7.8% and paid him a bonus approximately equal to 1.8 times his fiscal 1997 monthly salary.

         Submitted by the Personnel Committee: Arthur G. Borland, Richard S. Hamilton, J. Harold Norris.

PERFORMANCE GRAPH

         The following table and graph compares the yearly cumulative total return of the Common Stock over a five-year measurement period with (i) the yearly cumulative total return on the stocks included in the Nasdaq Market Index and (ii) the yearly cumulative total return on the stocks included in the Nasdaq Bank Stock Market Index as reported by the Center for Research in Securities Prices at the University of Chicago. The per share amounts have been adjusted to reflect the five-for-four stock splits on August 14, 1992, September 17, 1993 and November 15, 1994 and the three-for-two stock split on September 15, 1995. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years.

                           TABLE OF CUMULATIVE VALUES

                                          1992         1993         1994         1995          1996         1997
                                          ----         ----         ----         ----          ----         ----
Laurel Capital Group, Inc.....          $100.00       $163.14      $281.72      $386.37       $421.27      $511.25
Nasdaq Market Index.........             100.00        120.13       151.08       152.52        203.59       261.37
Nasdaq Banks Index..........             100.00        138.87       182.50       206.03        235.56       306.83
Book Value Per Share........              11.76         13.12        14.83        16.57         19.06        21.56
Market Value Per Share......               5.50          8.70        14.72        19.84         21.20        25.25

        LAUREL CAPITAL GROUP, INC. COMPARATIVE PERFORMANCE GRAPH

                                                                  FISCAL YEAR
                                        1992        1993        1994      1995      1996      1997
                                       ------      ------      ------    ------    ------    ------
Laurel Capital Group, Inc.            $100.00     $163.14     $281.72   $386.37   $421.27   $511.25
Nasdaq                                 100.00      120.13      151.08    152.52    203.59    261.37
Nasdaq Banks                           100.00      138.87      182.50    206.03    235.56    306.83

                             EXECUTIVE COMPENSATION

REMUNERATION OF EXECUTIVE OFFICER

         SUMMARY COMPENSATION TABLE. The Summary Compensation Table below includes compensation information on the President and Chief Executive Officer of the Company during the fiscal years ended June 30, 1997, 1996 and 1995. There were no other executive officers of the Company or the Bank whose total compensation exceeded $100,000 for services rendered in all capacities during the fiscal years ended June 30, 1997, 1996 and 1995.

      Name and Principal          Fiscal                                                         All Other
             Position              Year                  Annual Compensation                  Compensation(1)
      ------------------          ------       -----------------------------------------      ---------------
                                                                          Other Annual
                                                  Salary       Bonus     Compensation(2)
                                                  ------       -----     ---------------
      Edwin R. Maus                1997          $128,000     $19,200          $0                 $7,360
      President and Chief          1996           120,000      18,000           0                  6,900
        Executive Officer          1995           112,200      16,300           0                  6,425

--------------

(1) Includes employer matching contributions accrued pursuant to the Bank's defined contribution pension plan. See "-Pension Plan."

(2) Does not include amounts attributable to miscellaneous benefits received by the named executive officer. In the opinion of management of the Company, the costs to the Company of providing such benefits to the named executive officer during the year ended June 30, 1997 did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such individual.


STOCK OPTIONS

         No options were granted to Mr. Maus during fiscal 1997 and Mr. Maus did not exercise any options during such period. The following table sets forth for Mr. Maus information with respect to the aggregate number of unexercised options at the end of the fiscal year and the value with respect thereto.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR END OPTION VALUES

              ==========================================================================================
                                        Number of Unexercised Options    Value of Unexercised Options
                                                 at Year End                    at Year End(1)
                        Name            ----------------------------------------------------------------
                                         Exercisable    Unexercisable     Exercisable     Unexercisable
              ------------------------------------------------------------------------------------------
              Edwin R. Maus                    37,911            9,757       $295,714           $46,346
              ==========================================================================================

----------------

(1) Based on the average of the bid and asked prices of the Common Stock of $21.125 at June 30, 1997.

EMPLOYMENT AGREEMENT

         The Company and the Bank (collectively, the "Employers") have entered into an employment agreement ("Agreement") with Edwin R. Maus for a term of three years in his current position as President and Chief Executive Officer at a minimum base salary of $100,000 per year. The Board of Directors of the Employers and Mr. Maus may mutually agree to extend the term of the Agreement for an additional one year as of each or any annual anniversary of the date of the Agreement by affirmatively approving an addendum to the Agreement at least 45 days prior to such anniversary date.

         The Agreement is terminable with or without cause by the Employers. The officer shall have no right to compensation or other benefits pursuant to the Agreement for any period after voluntary termination or termination by the Employers for cause, disability, retirement or death, provided, however, that
(i) in the event that the officer terminates his employment because of failure of the Employer to comply with any material provision of the Agreement or (ii) the Agreement is terminated by the Employers other than for cause, disability, retirement or death or by the officer as a result of certain adverse actions which are taken with respect to the officer's employment following a Change in Control of the Company, as defined, the officer will be entitled to a cash severance amount equal to 2.99 times his base salary.

         Although the above-described Agreement could increase the cost of any acquisition of control of the Company, management of the Company does not believe that the terms thereof would have a significant anti-takeover effect.

PENSION PLAN

         The Bank has a defined contribution pension plan for qualifying employees of the Bank which allows such employees to make contributions ("Employee Contributions") as permitted by Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). The Bank makes annual contributions equal to 5% of an employee's annual compensation ("Employer Contributions"). Prior to October 1, 1993, Employer Contributions were 100% vested only after five years of service and subsequent to October 1, 1993, Employer Contributions become 20% vested after two years of service, 50% vested after three years, 75% vested after four years and 100% vested after five years. Employer Contributions also become fully vested upon normal retirement at age 65 or upon the death or permanent and complete disability of a participant while employed by the Bank. Employee Contributions, which may be either pre-tax contributions or after-tax contributions, are always fully vested and non-forfeitable.

INDEBTEDNESS OF MANAGEMENT

         The Bank offers to its directors, officers and employees first mortgage loans for the financing of their primary residences, second mortgage loans secured by the borrower's primary residence which may be used for any purpose, and consumer loans of all kinds. Any credit extended by the Bank to its executive officers, directors and, to the extent otherwise permitted, principal stockholder(s), or any related interest of the foregoing, must (i) be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by the Bank with non-affiliated parties and (ii) not involve more than the normal risk of repayment or present other unfavorable features. Loans previously made by the Bank to such persons remain in effect pursuant to their original terms. However, officers and directors of the Bank may receive loans pursuant to employee benefit programs, provided that the program is widely available to all employees of the Bank and does not give preference to such officers and directors over other employees. These loans were otherwise made in the normal course of business on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons, including, but not limited to, the payment of fees and requirements for collateral. Upon termination of employment, the interest rate on these loans is increased to the market rate that existed at the time the loan was made. It is the belief of management that these loans neither involve more than the normal risk of collectability nor present other unfavorable features. No director, executive officer or any member of their immediate families had preferential loans in excess of $60,000 during fiscal year 1997.


              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors of the Company has appointed KPMG Peat Marwick LLP as independent auditors of the Company for the year ending June 30, 1998 and has further directed that the selection of such auditors be submitted for ratification by the stockholders at the Annual Meeting. The Company has been advised by KPMG Peat Marwick LLP that neither that firm nor any of its associates has any relationship with the Company or the Bank other than the usual relationship that exists between independent certified public accountants and clients. KPMG Peat Marwick LLP will have a representative at the Annual Meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 1998.

                             STOCKHOLDER PROPOSALS

         Any proposal which a stockholder wishes to have presented at the next Annual Meeting of Stockholders, to be held in November 1998, must be received at the main office of the Company, 2724 Harts Run Road, Allison Park, Pennsylvania 15101, no later than June 12, 1998. If such proposal is in compliance with all of the requirements of Rule 14a-8 of the Exchange Act, it will be included in the Proxy Statement and set forth on the form of proxy issued for the next Annual Meeting of Stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

                                 ANNUAL REPORTS

         A copy of the Company's Annual Report to Stockholders for the year ended June 30, 1997 accompanies this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials.

         UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K ("FORM 10-K") FOR THE YEAR ENDED JUNE 30, 1997 AND THE LIST OF THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SEC UNDER THE EXCHANGE ACT. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO MR. EDWIN R. MAUS, PRESIDENT, LAUREL CAPITAL GROUP, INC., 2724 HARTS RUN ROAD, ALLISON PARK, PENNSYLVANIA 15101. THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.


                                 OTHER MATTERS

         Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Company to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, the election of any person as director if a nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business that may properly come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ JOHN A. HOWARD, JR.
                                        ---------------------------
                                        John A. Howard, Jr.
                                        Secretary

October 10, 1997

                                REVOCABLE PROXY
                           LAUREL CAPITAL GROUP, INC.

[ X ] PLEASE MARK VOTES
      AS IN THIS EXAMPLE

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LAUREL CAPITAL GROUP, INC. (THE "COMPANY") FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 13, 1997 AND AT ANY ADJOURNMENT THEREOF.

     The undersigned, being a stockholder of the Company, hereby appoints the Board of Directors or any successor thereto as proxies with full powers of substitution, and hereby authorizes them to represent and vote, as designated on this proxy card, all the shares of common stock of the Company ("Common Stock") held of record by the undersigned on September 30, 1997 at the Annual Meeting of Stockholders to be held at the Holiday Inn-Allegheny Valley, R.I.D.C. Park, 180 Gamma Drive, Pittsburgh, Pennsylvania 15238 on Thursday, November 13, 1997 at 10:30 a.m., Eastern Time, or any adjournment thereof, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth on this proxy card (the Board of Directors recommends that stockholders vote FOR proposals 1 and 2).

                                                    -------------------------
             Please be sure to sign and date          Date
              this Proxy in the box below.
-----------------------------------------------------------------------------


------Stockholder sign above -------------- Co-holder (if any) sign above----


     SHARES OF COMMON STOCK OF THE COMPANY WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES NAMED IN PROPOSAL 1, FOR PROPOSAL 2, AND OTHERWISE AT THE DISCRETION OF THE PROXIES. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSALS 1 AND 2. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS EXERCISED AT THE ANNUAL MEETING.

                                                       WITH-
                                          FOR          HOLD        EXCEPT
1. ELECTION OF DIRECTORS                 [   ]         [   ]        [   ]

   Nominees for three-year term:

   ANNETTE D. GANASSI AND HARVEY J. HAUGHTON

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

----------------------------------------------------------------------------

                                          FOR         AGAINST      ABSTAIN
2. PROPOSAL to ratify the appointment    [   ]         [   ]        [   ]
   of KPMG Peat Marwick LLP as the
   Company's independent auditors for
   fiscal 1998.

                  PLEASE CHECK BOX IF YOU PLAN ------------------   [   ]
                  TO ATTEND THE MEETING.

3. In their discretion, the proxies are authorized to vote with respect to matters incident to the conduct of the meeting and upon such other business as may properly come before the Annual Meeting.


   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                           LAUREL CAPITAL GROUP, INC.
----------------------------------------------------------------------------
     The above signed hereby acknowledges receipt of a Notice of Annual Meeting of Laurel Capital Group, Inc. to be held on November 13, 1997 and any adjournment thereof, and a Proxy Statement for the Annual Meeting prior to the signing of this proxy card.

     Please sign exactly as your name(s) appear(s) on this proxy card. When signing in a representative capacity, please give title. Only one signature is required in the case of a joint account.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
----------------------------------------------------------------------------